Exhibit 10.10

May 24, 2011

Chesapeake Lodging Trust

Chesapeake Lodging, L.P.

1997 Annapolis Exchange Parkway

Suite 410

Annapolis, Maryland 21401

Attention:           Thomas A. Natelli

  Chairman of the Board of Trustees

RE: Amendment to Employment Agreement

Dear Tom:

This letter agreement will confirm that Paragraph 6(d)(v) of my employment agreement with Chesapeake Lodging Trust and Chesapeake Lodging, L.P., dated as of January 27, 2010 (the “Agreement”), is hereby deleted in its entirety (together with all references thereto in the Agreement) and shall be of no further force or effect, effective as of the date hereof. As amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

Please confirm your understanding of this agreement by acknowledging this letter in the space provided below.

Very truly yours,

/s/ D. Rick Adams
D. Rick Adams

Agreed and Acknowledged by Chesapeake Lodging Trust:

For Itself and as General Partner of

Chesapeake Lodging, L.P.

/s/ Thomas A Natelli
By:	Thomas A. Natelli
Chairman of the Board